                                                                    EX-99.16(a)

               MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                           ENDING DECEMBER 27, 1990

                                    Class A

 Long term income generally based on yield to                                         $    730,211
     maturity times market value of each security
     divided by 12,

 Plus short term income accrued for the past
      thirty days,                                                                       1,112,854

Equals Total Income                                                                      1,843,065

 Less expenses for the past thirty days,                                                  (125,152)
                                                                                      ------------
Equals net monthly income for yield calculation                                          1,717,913
                                                                                      ------------
 Average shares outstanding for 30 days                                                 19,760,699

 Times the Maximum Offering Price                                                            10.23
                                                                                      ------------
 Equals total dollars,                                                                $202,151,946

 Net monthly income divided by total dollars
    equals,                                                                            0.008498127

 Add 1                                                                                 1.008498127

 Raise to the power of 6                                                               1.052084386

 Subtract 1                                                                            0.052084386

 Times 2                                                                               0.104168772

 Expressed as a percentage equals the
      standardized yield for 30 day period,                                                  10.42%
                                                                                       -----------

                                                                   EXHIBIT 16(a)
                                                                     (Continued)

               MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                 PERIOD OF AUGUST 3, 1990 TO DECEMBER 27, 1990
                     AVERAGE ANNUAL RETURN AND TOTAL RETURN

                                    Class A


                                                                Average Annual                         Total Return,
                                                                 Return Since                              Since
                                                                  Inception                             Inception*
 Initial Investment                                               $1,000.00                              $1,000.00

Divided by
Maximum Offering Price                                                10.31
                                                                  ---------
Divided by Net Asset Value                                                                                   10.00
                                                                                                          --------
Equals Shares Purchased                                               96.99                                 100.00

Plus Shares Acquired through
   Dividend Reinvestment                                               3.24                                   3.34

 Equals Shares Held
   at 12/27/90                                                       100.23                                 103.34

 Multiplied by Net Asset
   Value at 12/27/90                                                   9.92                                   9.92
                                                                  ---------                               --------
Equals Ending Redeemable
   Value at $1,000
   Investment (ERV) at 12/27/90                                      994.30                              $1,025.10

 Divided by $1,000 (P)                                               0.9943                                 1.0251

 Subtract 1                                                         -0.0057                                 0.0251

 Expressed as a percentage
   equals the Aggregate Total
   Return for the Period                                             -0.57%
                                                                  ---------
 Expressed as a percentage
   equals the Aggregate Total
  Return for the Period                                                                                      2.51%
                                                                                                         ---------
 ERV divided by P                                                    0.9943

 - Raise to the power of 6                                      2.482993197

 Equals                                                              0.9859

 Subtract 1                                                         -0.0141

 Expressed as a percentage
   equals the Average
   Annualized                                                        -1.41%

*Does not include sales charge for the period.